Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Landsea Homes Corporation of our report dated March 12, 2021, relating to the financial statements of Landsea Homes Incorporated, which appears in Landsea Homes Corporation's Current Report on Form 8-K/A, Amendment No. 1, dated March 12, 2021.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 12, 2021